Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

--------------------------------------------------------------------

In connection with the Quarterly Report of Powergae, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Andrew Kovalenko, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 1, 2009	By: /s/ Andrew Kovalenko

Andrew Kovalenko Chairman, President Chief Executive Officer (Principle Executive Officer)

27